Exhibit 5.1

Our File Number:   80000-80394

February 18, 2011

China Power Technology, Inc.
No. 12, Gongyuan Road
Kaifeng City, Henan Province 475002
People’s Republic of China

Re:      China Power Technology, Inc. / Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to China Power Technology, Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company of up to 3,580,128 shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”), to be sold by the Company and by certain selling stockholders (“Selling Stockholders”) of the Company under a Registration Statement on Form S-1, Registration No. 333-169498 (the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”).  Of the 3,580,128 Shares subject to the Registration Statement (a) up to 2,308,000 of such Shares are to be sold by the Company under the terms of an Underwriting Agreement among the Company and the several Underwriters as identified therein (the “Underwriting Agreement”), (b) 346,200 of such Shares are issuable upon the exercise of an over-allotment option in favor of the Underwriters the terms of which are set forth in the Underwriting Agreement, and (c) 925,928 of such Shares are to be sold by the Selling Stockholders under the terms of the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Articles of Incorporation of the Company, as amended to date; (iii) the Bylaws of the Company, as amended to date; (iv) a specimen certificate representing the Common Stock, filed as an exhibit to the Registration Statement; and (v) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares, the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), and such other matters as relevant.  We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents.

February 18, 2011 Page 2

Based upon and subject to the foregoing and provided the Shares to be sold by the Company are sold in accordance with the terms of the Underwriting Agreement (including the Shares subject to the over-allotment option), we are of the opinion that such Shares are duly authorized, and upon issuance of such Shares  and issuance and delivery of certificates (or book entry notation if uncertified) representing such Shares against payment therefore, the Shares will be validly issued, fully paid and nonassessable.  We are further of the opinion that the Shares to be sold by the Selling Stockholders are duly authorized and are validly issued, fully paid and nonassessable.

This opinion letter is rendered as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law that may come to our attention.

In rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada.  Accordingly, the opinions we express herein are limited to matters involving Nevada law.

We express no opinion regarding the effect of any securities laws related to the issuance of the Shares, or the subsequent resale of such Shares by the Selling Stockholders.  It is our understanding that the Company has retained the law firm of Pillsbury Winthrop Shaw Pittman LLP to represent it with respect to the Registration Statement and matters of federal securities laws.

This opinion letter has been prepared solely for use in connection with the transactions contemplated in the Registration Statement and is not be utilized or relied upon for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement.  In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/Lewis and Roca LLP

LEWIS AND ROCA LLP